DAVID L. EVANS

ATTORNEY AT LAW

c/o Spectrum Consulting Partners, LLC

2 Tower Place

Albany, NY 12203

(518) 453-6000 Fax (646) 758-8176

Sender's Email:
DLEVANS.ESQ@GMAIL.COM

Direct Dial:
(518) 469-6339

October 21, 2020

Board of Directors
Nowigence, Inc.
101 S Tryon Street, 27th Floor
Charlotte, NC 28280

October 21, 2020

To the Board of Directors:

We are acting as counsel to Nowigence. Inc. (the "Company") with respect to the preparation and filing of an offering statement on Form 1-A "POS". The offering statement covers the contemplated sale amounting to a maximum of $50,000,000 worth of shares of the Company's Class A Common Stock.

In connection with the opinion contained herein, we have examined the offering statement, the amended and restated articles of incorporation, as amended, and bylaws, actions of the Incorporator of the Company, the minutes of meetings of the Company's board of directors, as well as all other documents necessary to render an opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that the shares of Class A Common Stock being sold pursuant to the offering statement are duly authorized and will be, when issued in the manner described in the offering statement, legally and validly issued, fully paid and non-assessable.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the offering statement or any portion thereof.

Please be advised that in addition to acting as counsel to the Company, the undersigned is a current owner of the Company's Class A Common Stock and a Director of the Company serving on its Board of Directors.

We further consent to the use of this opinion as an exhibit to the offering statement.

David L. Evans